Exhibit 5.1

Debbie A. Klis, Partner 1050 Connecticut Avenue, NW Suite 500 Washington, D.C. 20036 Tel: +1 202.935.3390 Email: debbie.klis@rimonlaw.com
June 20, 2024

Future Vision II Acquisition Corp

Xiandai Tongxin Building

201 Xin Jinqiao Road, Rm 302

Pudong New District

Shanghai, China

Re:	Future Vision II Acquisition Corp Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Future Vision II Acquisition Corp, a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) and the related prospectus in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of up to 5,750,000 units of the Company, including up to 750,000 units which may be purchased from the Company upon the exercise of the over-allotment option to purchase additional units set forth in the Underwriting Agreement (as defined below) (collectively, the “Units”).

Each Unit consists of one share of the Company’s Ordinary Shares, par value $0.0001 per share (each, an “Ordinary Share”) and one right (each, a “Right”). Each Right entitles the holder thereof to receive one-tenth (1/10th) of one Ordinary Share upon consummation of the Company’s initial business combination, subject to adjustment as described in the Registration Statement.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Units.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the form of underwriting agreement to be entered into between the Company and EF Hutton, a division of Benchmark Investments Inc. filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

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(c)	the form of Specimen Unit certificate, filed as Exhibit 4.1 to the Registration Statement;

(d)	the form of Specimen Ordinary Share certificate, filed as Exhibit 4.2 to the Registration Statement;

(e)	the form of Rights Agreement between Transhare Corporation and the Registrant, governed by the laws of the State of Delaware, filed as Exhibit 4.3 to the Registration Statement;

(f)	the form of Specimen Rights certificate, filed as Exhibit 4.4 to the Registration Statement;

(g)	the form of Investment Management Trust Agreement (between the Rights Agent and the Company), filed as Exhibit 10.1 to the Registration Statement;

(h)	the form of Registration Rights Agreement, filed as Exhibit 10.2 to the Registration Statement;

(i)	the form of Placement Unit Purchase Agreement between the Company and HWei Super Speed Co. Ltd. (the “Sponsor”), filed as Exhibit 10.3 to the Registration Statement;

(j)	the form of Indemnity Agreement, filed as Exhibit 10.4 to the Registration Statement;

(k)	the Securities Subscription Agreement (between the Company and the Sponsor), filed as Exhibit 10.6 to the Registration Statement;

(l)	the form of Administrative Support Agreement (between the Company and the Sponsor), filed as Exhibit 10.8 to the Registration Statement; and

(m)	the form of Letter Agreement (between the Company, the Sponsor and directors and officers), filed as Exhibit 10.7 to the Registration Statement.

The documents listed in clauses (a) through (m) above and the other documents that we have examined in connection therewith are referred to as the “Transaction Documents.”

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us and the accuracy of all statements in certificates of officers of the Company that we reviewed.

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Transaction Documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Units, the Ordinary Shares and the Rights. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

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Based upon the foregoing assumptions and assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	The Units, when duly issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by Transhare Corporation, as transfer agent, will constitute the valid and binding obligations of the Company.

2.	The Rights included in the Units, when the Units are duly issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement and the Rights Agreement, and assuming the due authorization, execution and delivery of the Rights by Transhare Corporation, as rights agent, will constitute the valid and binding obligations of the Company.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any Units, (i) the Board of Directors of the Company shall have duly established the terms of the Units and the Ordinary Shares and Rights included therein and duly authorized the issuance and sale of the Units and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation under the laws of the Cayman Islands; (iii) the Registration Statement shall have been declared effective under the Securities Act by the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and to our knowledge, no proceeding for that purpose has been instituted by the Commission; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of the Units or the Rights included therein. We have also assumed that the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

Our opinions expressed herein are subject to the following qualifications and exceptions:

a.	The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

b.	Limitations imposed by general principles of equity upon the availability of equitable remedies, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material.

c.	We express no opinion as to the applicability of any regulatory statute, or rule or regulation of any regulatory agency, to the Company or the effect of any such statute, rule or regulation on the opinions expressed herein.

d.	We express no opinion as to compliance with applicable antifraud statutes, and rules or regulations of applicable foreign, state and federal laws concerning the issuance or sale of the Units, the Unit Ordinary Shares or the Rights.

e.	Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

We are members of the Bar of the State of New York and the foregoing opinion is governed by and limited to the laws of the State of New York. This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

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We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Rimon P.C.
RIMON P.C.

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